EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Prologis, Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 333-78699, 333-81475, 333-75951, and 333-177112 on Form S-3; Registration Statement Nos. 333-173891 and 333-172741 on Form S-4; and Registration Statement Nos. 333-42015, 333-78779, 333-90042, 333-100214, 333-144489, 333-177378, 333-178955, and 333-181529 on Form S-8 of Prologis, Inc. of our reports dated February 26, 2014, with respect to the consolidated balance sheets of Prologis, Inc. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of Prologis, Inc. and Prologis L.P.

KPMG LLP

Denver, Colorado

February 26, 2014